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                                                                   EXHIBIT 10.22
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                                                             9/16/96

                                 TENNECO INC.

                              BOARD OF DIRECTORS
                           RESTRICTED STOCK PROGRAM

     Pursuant to the Company's directors' fee structure, annually, on the second Tuesday of January, 300 shares (the "Restricted Shares") of the Company's Common Stock, par value $5 per share (the "Common Stock"), held by the Company in treasury shall be transferred to each non-employee director of the Company (the "Outside Director"). The stock certificate representing said Restricted Shares shall be registered in the Outside Director's name, effective as of such second Tuesday in January (the "Registration Date"). Each Outside Director shall provide the Company with an executed acknowledgment of the transaction, relating to the Restricted Shares, in such form as the Company may reasonably require.

     Valuation of Restricted Shares. The Restricted Shares issued in connection with this Restricted Stock Program shall be issued at the Fair Market Value thereof, as of the Registration Date. "Fair Market Value" of a Restricted Share is the mean between the highest and the lowest sales prices of a share of the Common Stock on the Composite Tape for such date, as reported by the National Quotation Bureau Incorporated; provided, that (i) if no sales of Common Stock are included on the Composite Tape for such date, or (ii) if in the opinion of the Committee the sales of Common Stock on such date are insufficient to constitute a representative market, the Fair Market Value of a Restricted Share on such date shall be deemed equal to the mean between the highest and lowest sales prices of a share of Common Stock on the Composite Tape for the first preceding date on which sales of Common Stock are included and to which clause
(ii) of this paragraph does not apply.

     Restrictive Legend.  The stock certificate shall bear the following legend:

     "The shares represented by this certificate have been issued pursuant to the terms of the Tenneco Inc. Board of Directors Restricted Stock Program, are subject to forfeiture, and may not be sold, transferred, assigned, pledged, or otherwise encumbered, tendered or exchanged, or disposed of in any manner until such time as is set forth in the terms of such Restricted Stock Program."

     Restricted Period. The restricted period (the "Restricted Period") applicable to the Restricted Shares begins on the Registration Date and, unless the disinterested members of the Committee shall determine otherwise, ends on the earliest of the Outside Director's: (i) death; (ii) total disability; or
(iii) retirement from the Board, after reaching the mandatory retirement age provided by Article II, Section 1 of the By Laws of the Company.

     Restrictions. During the Restricted Period the Restricted Shares shall be held in custody by the Company for such Outside Director's account. The Outside Directors shall have generally the rights and privileges of a stockholder as to any Restricted Shares, including the right to receive dividends and the right to vote such Restricted Shares, except that the following
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restrictions shall apply:

     (i) An Outside Director shall not be entitled to delivery of a stock certificate, representing the Restricted Shares, until the expiration or earlier termination of the Restricted Period:

     (ii) Should an Outside Director, prior to the expiration or earlier termination of the Restricted Period, resign from the Board, fail to stand for reelection to the Board, or otherwise cease to be a member of the Board of Directors of the Company, the Restricted Shares shall be forfeited, unless otherwise determined by the disinterested members of the Committee; and

     (iii) No Restricted Shares may be sold, transferred, assigned, pledged, or otherwise encumbered, tendered or exchanged, or disposed of until the expiration or earlier termination of the Restricted Period.

In the event of a tender or exchange offer that is applicable to any Restricted Shares, the Committee shall have the sole right to instruct the Company as to whether such Restricted Shares are to be tendered or exchanged, and the Company shall respond in accordance with the instructions so received.

     Delivery of Shares. Upon the expiration or earlier termination of the Restricted Period, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, the Company shall deliver to such Outside Director or, if deceased, such Outside Director's beneficiary or estate, a stock certificate for the appropriate number of shares of Common Stock, free of all such restrictions and without the legend described above, except for any restrictions that may be imposed by law.

     Upon the forfeiture of any Restricted Share, such forfeited share shall be transferred to the Company, without further action by an Outside Director, as an issued, reacquired share.

     Tax Matters. Under current tax law, the Outside Directors receiving Restricted Shares will generally be taxed on the value of the Restricted Shares on the date the restrictions lapse. However, as an alternative, an Outside Director may elect under the Internal Revenue Code Section 83(b) to be taxed on the value of the Restricted Shares on the Registration Date, identified above. If an Outside Director makes this election, the value of the Restricted Shares will be taxable in the year of the Registrations Date, rather than in the year that the restrictions lapse. An Outside Director making this election, must so notify the Company in writing and file the election with the Internal Revenue Service within thirty (30) days of the Registration Date.

     This Program and the total compensation of any Outside Director of the Company may be changed at any time by the Committee, and any Outside Director shall not have any rights to Restricted Shares in any particular year until such shares are registered in his or her name.

     THE RESTRICTED SHARES REFERRED TO HEREIN SHALL NOT BE REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED.